Exhibit 99.1

Safety Shot’s Game Changing Blood Alcohol Reduction Beverage to Hit 7-Eleven Stores in Chicago

Safety Shot 4 oz. bottles will be sold at the world’s first convenience retailer at over 300 locations in the Chicago area.

JUPITER, Fla., September 30, 2024 /Globenewswire/ -- Safety Shot, Inc. (Nasdaq: SHOT) (“Safety Shot” or “the Company”) is excited to announce that 4 oz. bottles of Safety Shot, the world’s first beverage to reduce blood alcohol content, will soon be sold at 7-Eleven convenience stores in the Chicago area.

Working in a partnership with the President and board members of the Francise Owners Association (FOA) Chicago, Safety Shot will launch its convenient on-the-go 4 oz. bottles at 315 7-Eleven stores in the Chicago area.

The product will have a counter-top placement and will be priced at $5.99 each and $10 for two.

In 1927, 7-Eleven showed the world just how convenient shopping could be and has been doing it every day since. 7-Eleven is the world’s largest convenience store chain with more than 12,000 locations in the U.S. alone and generated $72 billion in sales last year. The convenience store offers food, snacks, alcohol, and so much more.

Many retailers report their highest alcohol sales in the fourth quarter of the year (from October until New Years Eve). With the large number of holiday gatherings—not to mention the added stress of the season— the fall and winter holidays are one of the most popular times for alcohol use.

“To be distributed in one of the most recognized convenience stores is monumental in driving Safety Shot’s commercialization efforts. The fall and winter seasons see an uptick in alcohol sales making it the best time for Safety Shot to be on the countertops of over 300 7-Eleven stores in a large metropolis city,” stated Safety Shot CEO Jarrett Boon. “The Chicago area is the third largest metropolitan area in the United States and the fourth largest metropolitan area in North America. We will continue to evaluate more strategic launches for Safety Shot’s easy on-the-go bottles.”

For more information on Safety Shot, visit www.drinksafetyshot.com and Amazon.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com